Exhibit 24

                            POWER OF ATTORNEY

     KNOW EVERYONE BY THESE PRESENTS, that each director whose signature appears below constitutes and appoints E. H. Creese and B. G. Kelley, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities related to entering his personal identification number onto the EDGAR online reporting system and transmitting the 1994 Form 10-K (annual report pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934) and all other required filings, until the 1995 annual meeting of shareholders, to the Securities and Exchange Commission, and hereby ratifies and confirms all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

SIGNATURE                                     TITLE
---------                                     -----

/s/ George C. Carpenter III
---------------------------
George C. Carpenter III                       Director

/s/ E. H. Creese
---------------------------
E. H. Creese                                  Director

/s/ David J. Fisher
---------------------------
David J. Fisher                               Director

/s/ Bruce G. Kelley
---------------------------
Bruce G. Kelley                               Director

/s/ George W. Kochheiser
---------------------------                   Chairman of the Board of
George W. Kochheiser                          Directors and Director

/s/ Raymond A. Michel
---------------------------
Raymond A. Michel                             Director

/s/ Fredrick A. Schiek
---------------------------
Fredrick A. Schiek                            Director


February 28, 1995